Exhibit 4.1

NUMBER Club Versante Group Limited SHARES CERT.9999 INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS *******9,000,000,000******* CUSIP $0.0001 PAR VALUE ORDINARY SHARES ORDINARY SHARES THIS CERTIFIES THAT * SPECIMEN * Is The Owner of * NINE BILLION AND 00/100 * FULLY PAID AND NON-ASSESSABLE SHARES OF ORDINARY SHARES OF Club Versante Group Limited Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Dated: COUNTERSIGNED AND REGISTERED: VSTOCK TRANSFER, LLC Transfer Agent and Registrar Chief Executive Officer By:____________________________ AUTHORIZED SIGNATURE